Form S-3/A

Exhibit 23.03

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-173938) and related Prospectus of Silicon Image, Inc. for the registration of 1,300,369 shares of its common stock and to the incorporation by reference therein of our report dated April 28, 2011, with respect to the consolidated financial statements of SiBEAM, Inc. included in the Current Report on Form 8-K/A of Silicon Image, Inc. dated May 5, 2011, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

San Jose, California
May 16, 2011